Exhibit 99.1

XERIS ANNOUNCES CHANGES TO ITS BOARD OF DIRECTORS

CHICAGO, IL; March 28, 2025 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS), a growth-oriented biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies, today announced changes to its board of directors. Ricki Fairley has resigned from the board in light of other commitments, effective immediately. The Board of Directors has appointed James Brady as a new director of Xeris’ board to fill the vacancy. In addition, John Schmid has decided not to stand for re-election at the Company’s 2025 Annual Stockholders Meeting, at which time the size of the Board will be reduced to eight members.

“I am honored to welcome Jim to our Board of Directors at this pivotal time in Xeris’ growth journey. Jim is a seasoned and savvy business professional deeply steeped in the biopharmaceutical industry with broad-ranging public company financial expertise. He will add to the depth and breadth of our board and will be invaluable as we continue to drive innovation and expand our market presence,” said Marla Persky, Chairperson of the Board of Directors. “On behalf of the entire Board, I’d like to thank John Schmid for his years of dedication to Xeris and excellent contributions to the Board. We also thank Ricki Fairley for her marketing and patient community insights.”

Mr. Brady is an experienced international business executive who served in multiple leadership roles of increasing responsibility for AstraZeneca prior to his retirement. His more than thirty years of progressive experience at AstraZeneca included successful national, regional, and global finance roles in corporate operations, manufacturing, commercial, marketing, market access, audit, international business, and biologics discovery and development. Mr. Brady most recently served as Chief Financial Officer of MedImmune, the biologics discovery and development division of AstraZeneca. He currently serves on the Board of Directors and as a Member of the Audit Committee of Verona Pharma plc (Nasdaq: VRNA). Mr. Brady received his BS in Accounting from Saint Joseph University and his MBA from Drexel University. He is a Certified Public Accountant.

About Xeris
Xeris (Nasdaq: XERS) is a growth-oriented biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies. Xeris has three commercially available products: Recorlev®, for the treatment of endogenous Cushing’s syndrome; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia; and Keveyis®, a proven therapy for primary periodic paralysis. Xeris also has a pipeline of development programs led by XP-8121, a Phase 3-ready, once-weekly subcutaneous injection for hypothyroidism, as well as multiple early-stage programs leveraging Xeris’ technology platforms, XeriSol® and XeriJect®, for its partners.

Xeris Biopharma Holdings is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on X, LinkedIn, or Instagram.

Forward-Looking Statements
Any statements in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements about future expectations, plans and prospects for Xeris Biopharma Holdings, Inc., and other statements containing the words “will,” “would,” “continue,” “expect,” “should,” “anticipate,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, geopolitical factors and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The various factors that could cause Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements, include, but are not limited to, its financial position and need for financing, including to fund its product development programs or commercialization efforts, whether its products will achieve and maintain market acceptance in a competitive business environment, its reliance on third-party suppliers, including single-source suppliers, its reliance on third parties to conduct clinical trials, the ability of its product candidates to compete successfully with existing and new drugs, and its and collaborators’ ability to protect its intellectual property and proprietary technology. No assurance can be given that such expectations will be realized and persons reading this communication are, therefore, cautioned not to place undue reliance on these forward-looking statements. Additional risks and information about potential impacts of financial, operational, economic, competitive, regulatory, governmental, technological, and other factors that may affect Xeris can be found in Xeris’ filings, including its most recently filed Annual Report on Form 10-K filed with the Securities and Exchange Commission, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Forward-looking statements in this communication are based on information available to us, as of the date of this communication and, while we believe our assumptions are reasonable, actual results may differ materially. Subject to any obligations under applicable law, we do not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

Xeris Investor Contact
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com